Exhibit 99.1

September 29, 2025

Escalade Announces Acquisition of Gold Tip, a Leading Archery Brand, from Revelyst

EVANSVILLE, Ind., and PROVIDENCE, R.I. — September 29, 2025 /PRNewswire/ -- Escalade, Inc. (NASDAQ: ESCA), a leader in archery, sporting goods and indoor/outdoor recreation equipment, today announced the acquisition of the Gold Tip business from Revelyst Inc., a collective of world-class maker brands that design and manufacture sports technology and outdoor gear. Founded in 1989, Gold Tip is a leading manufacturer of products for target archery and bow and crossbow hunting. Known as a pioneer of modern archery technology and a leading maker of innovative, durable, and accurate carbon arrows, Gold Tip also produces the Bee Stinger line of premium bow stabilizers.

Having participated in the archery market for nearly one hundred years, Escalade recognizes the strength of the Gold Tip and Bee Stinger brands and their enduring connection to archery and bowhunting enthusiasts. The acquisition presents a significant opportunity to further expand Escalade's presence in the archery market with the addition of precision carbon arrows and premium stabilizers. Gold Tip and Bee Stinger complement Escalade's portfolio of leading archery brands which includes Bear Archery®, Trophy Ridge®, and Cajun Bowfishing®.

"We have been committed to archery for generations and a proud steward of Fred Bear’s incredible legacy for over 20 years. The archery and bowhunting markets continue to be a strategic priority for Escalade. Adding Gold Tip and Bee Stinger to our archery family will further strengthen our market position and expand our opportunities. We look forward to investing in Gold Tip and Bee Stinger to further accelerate product innovation and to build on both brands’ past success," said Escalade's CEO Armin Boehm.

Eric Nyman, CEO of Revelyst, commented: "The sale of Gold Tip and Bee Stinger allows us to further concentrate our focus on our key categories and brands while accelerating our investments in sports technology and gear. Escalade is a natural home and owner for the Gold Tip and Bee Stinger business, and I’m thrilled these brands will be in their capable hands.”

Gold Tip and Bee Stinger will join Escalade’s archery portfolio, which is led by Jon Lené, President of Bear Archery.

“This is an exciting new chapter with Gold Tip and Bee Stinger joining our family. We are realizing our strategic goal of providing a complete and market leading range of archery and bowhunting products to better serve our loyal dealers, distributors, and retailers. The addition of these two leading brands will expand our team’s commitment to offer the best and most innovative products backed by superior customer service, distribution, and sales and marketing expertise,” said Jon Lené.

ABOUT ESCALADE

Founded in 1922, and headquartered in Evansville, Indiana, Escalade designs, manufactures, and sells archery, sporting goods, fitness, and indoor/outdoor recreation equipment. Our mission is to connect family and friends, create lasting memories, and play life to the fullest. Leaders in our respective categories, Escalade's distinct and acclaimed brands include Goalrilla™ in-ground basketball hoops; STIGA® tennis tables and accessories; Bear® Archery and archery equipment; Brunswick Billiards® tables and accessories; Accudart® darting; ONIX® pickleball; Lifeline® fitness products; and RAVE Sports® water recreation products. Escalade's products are available online and through leading retailers nationwide. For more information about Escalade's diverse and prominent brand portfolio, history, financials, and governance, please visit www.escaladeinc.com.

ABOUT REVELYST

Revelyst Inc. is a collective of world-class maker brands that design and manufacture sports technology and outdoor gear. Our category-defining brands leverage meticulous craftsmanship and cross-collaboration to pursue new innovations that redefine what is humanly possible in the outdoors. Portfolio brands include Foresight Sports, Bushnell Golf, Fox, Bell, Giro, CamelBak, Bushnell, Simms Fishing and more. For more information, visit our website at www.revelyst.com.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to, Escalade’s ability to successfully achieve the anticipated results of strategic acquisitions, including the integration of the operations of acquired assets and businesses, the impact of competitive products and pricing, product demand and market acceptance, and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

INVESTOR RELATIONS CONTACTS

Escalade Contact:

Patrick Griffin

Phone: 812-467-1358

Email: ir@escaladeinc.com

Revelyst Contact:

Eric Smith
Phone: 720-772-0877
Email: media.relations@revelyst.com